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                                                                   EXHIBIT 10.22


                   UNIVERSAL DOCUMENT MANAGEMENT SYSTEMS, INC.
                      RESELLER'S SOFTWARE LICENSE AGREEMENT

         THIS AGREEMENT is entered into on the _____ day of ________, 1997 (the "Effective Date") by and between UNIVERSAL DOCUMENT MANAGEMENT SYSTEMS, INC., an Ohio corporation (hereafter "UDMS") located in Cincinnati, Ohio and MEDPLUS, INC., an Ohio corporation (hereafter "Reseller") located in Cincinnati, Ohio.

                              W I T N E S S E T H:

         WHEREAS, UDMS licenses certain software and updates thereto, specifically the executable code of UDMS' Step2000 software and executable Application Builder codes associated therewith (the "Software"), and provides support, training and updates therefor; and

         WHEREAS, Reseller is in the business of licensing and/or sublicensing computer software and selling computer hardware, specifically in the health care industry; and

         WHEREAS, in exchange for the consideration summarized on Exhibit A hereto, UDMS agrees to license the Software to Reseller so that Reseller may use and sublicense the Software upon the terms and conditions contained herein and Reseller agrees to pay the consideration summarized on Exhibit A.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. LICENSE, TRAINING, MAINTENANCE AND UPDATES. UDMS hereby grants to Reseller and Reseller accepts, in accordance with the terms and conditions set forth hereafter, a perpetual, non-transferable, non-exclusive (except as otherwise indicated herein) license to sublicense the Software and documentation associated therewith (the "Documentation") to third parties ("Sublicensees"). In addition, upon the request of Reseller, UDMS shall assist Reseller in providing maintenance and/or support with respect to the Software ("Maintenance"), training with respect to the use of the Software ("Training") and shall provide Reseller with updates to the Software ("Updates").

2. SUBLICENSING. All Sublicensees to whom Reseller desires to sublicense the Software shall execute a Software License Agreement with Reseller (the "Sublicense Agreement") which Sublicense Agreement shall fully protect UDMS' proprietary and intellectual property rights, including but not limited to prohibiting unauthorized distribution of the Software, and which shall allow Reseller to assign its right to payment thereunder to UDMS.

3. TITLE TO SOFTWARE/LIMITATION ON DISTRIBUTION. Reseller acknowledges that no ownership rights nor rights of any kind not specifically set forth herein are transferred by this license. Reseller, its employees and agents are prohibited from and have no right to sell, distribute or otherwise transfer the Software, any copies of the Software, any documentation or manuals supplied with the Software, nor to create additional copies of the Software, other than for the


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      purposes set forth herein. The media upon which the Software is placed shall remain the property of UDMS. Any authorized or unauthorized copies of the Software subsequently created, including the magnetic floppy disk(s) or other media upon which such copies are placed, shall become the property of UDMS immediately upon the creation of a copy of the Software thereon.

4. LICENSE FEES AND OTHER COMPENSATION. In consideration for the license granted hereunder, Reseller shall pay UDMS for the right to sublicense the Software in accordance with the fees set forth in the then-current UDMS Reseller Price Schedule and as more specifically described on Exhibit A hereto. In addition, any Maintenance, Training or Updates requested by Reseller with respect a particular sublicense shall be provided by UDMS at the costs indicated on Exhibit A hereto.

5. TERM AND TERMINATION. This term of this license shall begin on the Effective Date and continue in perpetuity unless terminated as follows (the "Term"):

      (a) by one party due to a material breach hereof by the other party which breach is not cured within thirty (30) days of the receipt by the breaching party of notice of such breach (for purposes hereof, failure to pay fees due UDMS and failure to protect UDMS proprietary property when possible shall be considered "material" breaches by Reseller); or

      (b) by UDMS in accordance with the provisions of Section 13 hereof (termination of this license in accordance with this Section 7(b) shall also act to terminate any and all Sublicenses issued hereunder).

6. EFFECT OF TERMINATION. Within seven (7) days following termination of this Agreement for any reason and by either party:

      (a) Reseller shall return all copies of the Software and the Documentation, if any, to UDMS by registered or certified mail or other delivery method which generates a receipt or shall cause all such copies to be destroyed;

      (b) Reseller shall remove all copies of the Software, if any, stored in hard memory of any Reseller computer so that the Software is not capable of being recovered by any standard recovery techniques; and

      (c) Reseller shall send to UDMS the certificate attached hereto as Exhibit B certifying that the Software has been fully erased from Reseller's systems and that Reseller has not retained any copies of the Software or the Documentation, if any, in any form.

7. UDMS' PROPRIETARY RIGHTS IN THE SOFTWARE/CONFIDENTIAL INFORMATION. Reseller acknowledges and agrees that the Software and Documentation, and any copies thereof, provided under this license are subject to the proprietary rights of UDMS, are considered trade secrets and "Confidential Information" of UDMS and are unpublished works for which UDMS holds all rights, including copyright. "Confidential Information" is information


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      which does not meet the statutory definition of trade secret, but nonetheless is not generally known in the community and is of benefit to UDMS and the release of which could harm UDMS or benefit competitors or potential competitors. The confidentiality obligations in this Agreement shall not extend to any item of information identified as Confidential Information which is disclosed or made available by one party (disclosing party) to the other party and received by that other party (receiving party) and which (a) was in the receiving party's possession before receipt from the disclosing party, (b) is or becomes a matter of public knowledge through no fault of the receiving party, (c) is rightfully received by the receiving party from a rightfully possessing third party without a duty of confidentiality, (d) is disclosed by the receiving party in accordance with the disclosing party's prior written approval, or (e) is independently developed by the receiving party without access to Confidential Information exchanged hereunder, as provable by competent evidence. The disclosure of any Confidential Information pertaining to the Software or providing access to the Software or Documentation to any third parties or potential licensees without UDMS' consent is absolutely prohibited; except that such Confidential Information may be disclosed if such disclosure is required by law. Reseller agrees that it will immediately disclose to UDMS any violation of this Section 7 which comes to its attention and will assist UDMS in halting or limiting damage from such violation and in pursuing whomever caused such violation to occur. THIS SECTION IS IN ADDITION TO, NOT IN SUBSTITUTION OF, ANY RIGHTS WHICH UDMS MAY HAVE AT LAW OR OTHERWISE AND IS NOT LIMITED AS TO DURATION BY THIS AGREEMENT.

8. ASSIGNMENT. Reseller shall not transfer by assignment, license, sale, gift or otherwise, any of the rights granted Reseller hereunder unless consented to by UDMS which consent shall not be unreasonably withheld. Reseller may assign all of its rights herein to any entity which takes control of substantially all of the assets of Reseller, so long as such entity agrees in writing to be bound by the terms of this Agreement.

9. SOFTWARE ACCEPTANCE. The Software will be deemed accepted when installation is successfully concluded and the software is operating according to UDMS specifications.

10. MODIFICATIONS AND ENHANCEMENTS. Reseller may not create modifications to the Software except to build processing applications THROUGH USE OF TOOLS PROVIDED WITHIN THE SOFTWARE ITSELF ("UDMS Tools"). ANY OTHER ALTERATION OF THE SOFTWARE MAY HAVE UNFORESEEN CONSEQUENCES FOR WHICH UDMS SHALL IN NO WAY BE LIABLE. Modifications or enhancements, other than those performed using UDMS Tools, will void any warranties as set forth below. Reseller has no right or authority under this license to alter, modify or enhance the Software or to sell licenses to modified or enhanced Software, without written permission from UDMS; except that, any alteration, modification or enhancement created by the use of the UDMS Tools may be sublicensed in accordance with this Agreement.

11. LIMITED WARRANTY. For a period of ninety (90) days after installation of the Software, UDMS shall repair, correct or replace any Software which is not operating in accordance with UDMS specifications. THERE ARE NO OTHER WARRANTIES, WRITTEN OR


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      ORAL, OR PROMISES, EITHER EXPRESS OR IMPLIED, WITH REGARD TO THE SOFTWARE,
      INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. DAMAGES. UDMS SHALL NOT BE LIABLE FOR DAMAGES, OTHER THAN THE REPLACEMENT OF THE SOFTWARE, INCLUDING BUT NOT LIMITED TO SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, WHETHER DIRECT OR INDIRECT, ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SOFTWARE. IN NO EVENT SHALL DAMAGES BE AWARDED FOR ANY CLAIM AGAINST UDMS WHICH ARE GREATER THAN THE FEE RECEIVED FOR THE SALE OF THE SOFTWARE AND THE LAST 12 MONTHS OF MAINTENANCE AND SUPPORT PAYMENTS RECEIVED BY UDMS FOR SUPPORT OF THE SOFTWARE, IF ANY. THE SOFTWARE IS NOT CREATED TO PERMIT INTERNAL (SOURCE
      CODE) MODIFICATION OF THE SOFTWARE. UDMS SHALL NOT BE LIABLE IN ANY WAY FOR THE CONSEQUENCES OR RESULTS OF SUCH MODIFICATION.

13. INFRINGEMENT. UDMS shall defend, at its cost, any claim against Reseller or any Sublicensees alleging copyright, patent or other trademark infringement by the Software (a "Claim"). Reseller shall promptly notify UDMS of any Claim of which it is aware in writing and in sufficient time to permit UDMS to defend or settle such Claim. Such notice to UDMS shall attach a copy of any Summons and Complaint, Cease and Desist letter or other notice from the party claiming infringement. If, as the result of such Claim, an injunction preventing further use of the Software appears to UDMS likely to be issued or is actually issued, then UDMS may, in its sole determination and in its absolute discretion: (1) obtain licenses necessary to permit continued use of the Software, or (2) obtain licenses for software substantially similar to the Software, or (3) terminate this Agreement and the licenses issued pursuant hereto and refund fees paid by Reseller to UDMS on a pro-rata basis, assuming a four year useful life for the Software.

14. LIMITED EXCLUSIVITY. During the Term, Reseller shall have the exclusive right to license and/or sublicense the Software to third parties in the health care industry. Specifically, UDMS shall not directly license the Software, nor shall it knowingly permit any other party to license or sublicense the Software, to any third party in the health care industry. Notwithstanding the remainder of this Section 14, the exclusivity provided for herein shall not affect agreements executed prior to the Effective Date by and between UDMS and (i) any of its current resellers or (ii) third parties to whom UDMS has directly licensed the Software.

15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio. This Agreement was entered into in Cincinnati, Hamilton County, Ohio, and all parties to this Agreement hereby specifically submit to the jurisdiction over any action concerning this Agreement by either the Common Pleas Court of Hamilton County, Ohio or the U.S. District Court for the Southern District of Ohio, Western Division.


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16.   VALIDITY. If any provisions of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be impaired or effected thereby.

17. TIME FOR BRINGING AN ACTION. No action of any kind arising out of this Agreement may be brought by either party more than one (1) year after the cause of action has arisen, nor, in the case of non-payment, more than one
      (1) year from the date UDMS knew of an unpaid installation.

18. COMPLETE AGREEMENT. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements, oral or written, and all other communications, promises or discussions between the parties relating to the subject matter of this Agreement.

19. LANGUAGE. Without regard to any languages into which this Agreement may be translated, the sole reference, should there be a dispute as to the meaning of the agreement, between different language versions of this Agreement, shall be the English language version.

20. DEPARTMENT OF COMMERCE RULES. Reseller specifically agrees that it will submit to all rules and regulations of the United States Department of Commerce, including the United States Department of Commerce Export Controls.

      IN WITNESS WHEREOF, the parties having read this Agreement and agreeing to be bound by same, have hereunto set their signatures as of the date first above written.


LICENSOR:                                  RESELLER:

UNIVERSAL DOCUMENT                         MEDPLUS, INC.
MANAGEMENT SYSTEMS, INC.



BY:_________________________________       BY:__________________________________
     Richard A. Mahoney, Chairman          Philip S. Present II, Chief Operating
                                           Officer




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                                    EXHIBIT A


                         FEES TO BE PAID FOR SUBLICENSES
                         OF THE SOFTWARE AND MAINTENANCE
                        AND UPDATES WITH RESPECT THERETO

For each sublicense executed by and between Reseller and a Sublicensee, Reseller shall pay to UDMS a license fee (the "Reseller License Fee"). The Reseller License Fee due for a particular sublicense shall be based on the UDMS Reseller Price Schedule in effect at the time such sublicense is executed. In addition, if Reseller requests that UDMS provide Maintenance, Training and/or Updates with respect to the Software sublicensed to a particular Sublicensee, then either Reseller or the Sublicensee, as the case may be, shall pay to UDMS the maintenance fees and update fees indicated on the UDMS Reseller Price Schedule in effect at the time such sublicense is executed.

Any fees due UDMS by Reseller in accordance herewith with respect to a particular sublicense shall become due and payable to UDMS within 30 days of Reseller's receipt of payment from the Sublicensee for such sublicense.



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                                    EXHIBIT B





                        CERTIFICATE OF SOFTWARE DISPOSAL

         The undersigned hereby certifies, warrants and covenants that it has returned or destroyed in a manner beyond recovery all copies of the Step2000(TM) Software, that no copies thereof or of related documentation or manuals have been maintained and that no copies were given, sold or provided to any third party not granted a license to use the same by MedPlus, Inc. or Universal Document Management Systems, Inc.

                                         SUBLICENSEE:


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                                         ---------------------------------------
                                         By:

                                         ---------------------------------------
                                         Its:





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